EXHIBIT 10

                                                  Administration      Services
   Agreement


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                                 ADMINISTRATION SERVICES AGREEMENT
                                              between
                         First Great-West Life & Annuity Insurance Company
                                                and
                            Great-West Life & Annuity Insurance Company

         AGREEMENT made as of the 15th day of May, 1997 by and between First Great-West
         Life    &   Annuity   Insurance   Company    ("FGWL"),   a New   York
   corporation,  with
         principal offices at 125 Wolf Road, Albany, New York 12205 and Great-West Life &
         Annuity Insurance Company ("GWL&A"), a Colorado corporation, with principal
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         offices at 8515 East Orchard Road, Englewood, Colorado 80111.

         WHEREAS,  FGWL desires  GWL&A  to  perform on  its behalf,    certain
   corporate support
         services, investment services, marketing administrative services and other back
         office   administrative   services with respect to  FGWL's  insurance
   business and
         operations   (collectively    called "services");   and  further FGWL
   desires to make
         use  of certain   property,   equipment,  personnel   and  facilities
   (collectively
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         called  "facilities")   of GWL&A in the   day-to-day  operations   of
   FGWL,  to the
         extent requested from time to time by FGWL; and

         WHEREAS,   FGWL and  GWL&A  contemplate   that  such  an  arrangement
   will  achieve
         certain operating economies and improve services to the benefit of GWL&A, FGWL and FGWL's insureds; and

         WHEREAS, FGWL AND GWL&A wish to assure that all charges for services and the use of facilities incurred hereunder are reasonable and in accordance with the applicable laws and regulations of the State of New York (collectively the "New
         York  Insurance  Laws"),  including  without  limitation,   New  York
   Insurance
         Department Regulation No.33, and to the extent practicable, reflect actual costs and are determined in a fair and equitable manner.

         NOW,  THEREFORE,   in consideration  of the  mutual covenants  herein
   contained,  the
         parties hereto agree as follows:

         SECTION 1             Terms of Appointment

                       1.01    Subject  to the  conditions  set  forth in this
   Agreement,
                               FGWL      hereby       appoints      GWL&A   as
   Administrative  Services
                               Agent to perform  the services described herein
   in the name
                               of  and on behalf  of FGWL.  By  way of example
   and  without
                               limiting   the   foregoing    (i)   all  forms
   utilized  in
                               connectionwithFGWL'sbusinessandallcorrespondence
                               with policyholders  shall  bear  its  name  and
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   contain its New
                               York   home   office     address;     (ii)  all
   communications  with
                               policyholders  shall be  in FGWL's  name; (iii)
   all toll free
                               numbers  maintained  for  policyholder  service
   shall

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                               be  used   solely   for   FGWL  business;   and
   (iv)  all bank
                               accounts  into which its funds are deposited or
   from which
                               its funds are withdrawn shall be FGWL accounts.

                       1.02       In    accordance   with  the  terms of  this
   Agreement and upon
                               mutual  and written    agreement   between both
   parties,  FGWL
                               may appoint  GWL&A as  Administrative  Services
   Agent for
                               other insurance business  of FGWL and GWL&A may
   accept such
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                               appointments. FGWL acknowledges  that GWL&A may
   subcontract
                               its     rights     and       responsibilities
   enumerated  in  this
                               Agreement   to  its   wholly-owned  subsidiary,
   FASCorp. FASCorp
                               shall  observe and  be bound  by all  terms and
   conditions of
                               this  Agreement  in  performing  such services.
   However, GWL&A
                               shall  remain      liable  to   FGWL  for   the
   performance  of said
                               services   by   FASCorp  as  if they   had been
   performed  by
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                               GWL&A.  The charges for such services  shall be
   determined
                               in a manner  consistent  with Section 3 of this
   Agreement
                               and shall be included in the statement provided
   to FGWL by
                               GWL&A with respect thereto. Services  which may
   be assigned
                               to  FASCorp are  those services  provided under
   Exhibit E.

                       1.03    GWL&A   agrees  to  perform  its  duties   and
   obligations
                               hereunder in accordance with accepted  industry
   practice,
                               and in  full   compliance   with the  rules and
   regulations of
                               state   insurance      departments   and  other
   regulatory  bodies
                               with jurisdiction of FGWL.

                       1.04     GWL&A  agrees that it  will  perform,   at the
   direction of
                               FGWL,  those  Administrative  Services  as  set
   forth  in
                               Exhibit A, B, C, D and E attached, which may be
   amended by
                               mutual  agreement.  GWL&A  shall  have only the
   authority
                               necessary  or incident  to  the  performance of
   those services
                               expressly   set forth in this   Agreement or in
   the Exhibits
                               and  shall have  no other   express  or implied
   authority  or
                               right to act on behalf of FGWL or to bind  FGWL
   with regard
                               to any statement,  presentation or undertaking.
   GWL&A shall
                               have   no   authority  to  alter,   amend,   or
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   waive  any
                               contractual   provision    on  behalf  of  FGWL
   without  FGWL's
                               express written authorization.

                       1.05 The performance of services by GWL&A with respect to the
                               business   and   operations  of FGWL   shall at
   all  times be
                               subject  to  the  direction   and  control   of
   the  Board of
                               Directors  of  FGWL.    Subject  to  the terms,
   conditions  and
                               limitations  of this  Agreement,  GWL&A  agrees
   to perform
                               diligently and  in a  professional   manner the
   services set
                               forth in this Agreement, and

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                               such other  services as FGWL  determines  to be
   reasonably
                               necessary  in  the  conduct  of  its  insurance
   operations.

                       1.06    In providing   any  services  hereunder   which
   require the
                               exercise  of  judgment  by GWL&A,   GWL&A shall
   perform its
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                               services  in  accordance  with  any  standards,
   guidelines and
                               procedures FGWL  develops and  communicates  to
   GWL&A.

                       1.07 The performance of services by GWL&A for FGWL shall in no
                               way   impair   the  absolute   control   of the
   business  and
                               operations   of   GWL&A   or   FGWL  by   their
   respective  Board of
                               Directors.  GWL&A shall act  hereunder so as to
   assure the
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                               separate operating identify of FGWL.

                       1.08 All books, records, and files established and maintained by GWL&A  with respect  to its  performance  of
   services under
                               this Agreement  which,   absent this Agreement,
   would have
                               been   held by  FGWL,  are  the   property   of
   FGWL,  shall be
                               subject     to     examination     during   all
   reasonable  business
                               hours   by   FGWL,    persons    authorized  by
   FGWL  or  any
                               regulatory  agency   having  jurisdiction  over
   FGWL, and shall
                               be delivered to FGWL at least quarterly.

         SECTION 2             Term

                               Subject  to    termination    as   provided  in
   Section 8 hereof,
                               this  Agreement  shall remain in full force and
   effect for
                               the initial term of the Agreement, which  shall
   be from the
                               effective   date  hereof  to  April  30,  2000,
   and  this
                               Agreement  shall   continue  in full force  and
   effect  from
                               year to year thereafter until such termination,
   each such
                               additional    year   being   an    additional
   term  of  this
                               Agreement.

         SECTION 3             Fees and Expenses

                       3.01      FGWL  will pay   GWL&A    the   actual   cost
   incurred  for the
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                               services   provided   by  GWL&A on  a quarterly
   basis.  GWL&A
                               shall submit to FGWL within thirty (30) days of
   the end of
                               each  calendar quarter  a written  statement of
   the amount be
                               owed by Company  for  services  and the use  of
   facilities
                               pursuant  to this  Agreement in  that  calendar
   quarter,  and,
                               in  the  absence  of any  dispute  with respect
   thereto,  FGWL
                               shall pay to GWL&A  within  fifteen  (15)  days
   following
                               receipt of  such written   statement the amount
   set forth in
                               the statement.   Actual cost will be calculated
   based upon
                               the  expenses  (direct and  indirect  including
   overhead)
                               incurred  by  GWL&A  on  behalf  of  FGWL.  For
   investment

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                               services related  to the management of  assets,
   actual cost
                               will  be  calculated  based  upon  actual  cost
   incurred for the
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                               various asset categories of investments.

                       3.02 Subject to New York Insurance Regulation 33, the bases for
                               determining   such  charges   to  FGWL shall be
   those used by
                               GWL&A  for internal  cost   distribution,   and
   shall include,
                               where appropriate,   records prepared at  least
   annually for
                               this purpose. Such bases shall be modified  and
   adjusted by
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                               mutual      agreement    where   necessary   or
   appropriate to fairly
                               and    equitably       reflect    the    actual
   incidence  of  cost
                               incurred by GWL&A on behalf of FGWL.

                       3.03    GWL&A  shall  be  responsible  for  maintaining
   full  and
                               accurate  accounts and records of  the services
   rendered by
                               GWL&A,   the  facilities used pursuant  to this
   Agreement and
                               such other  additional  information as FGWL may
   reasonably
                               request    for    purposes   of  its   internal
   bookkeeping  and
                               accounting   operations.   To  the  extent such
   accounts  and
                               records   pertain to  GWL&A's   computation  of
   charge,  GWL&A
                               shall keep such  accounts and records available
   at its home
                               offices   for    audit,     inspection,     and
   copying   during
                               reasonable   business  hours by FGWL,   persons
   authorized by
                               FGWL  or  any     regulatory    agency   having
   jurisdiction  over
                               FGWL.

                       3.04    At least  ninety  (90)  days  prior  to the end
   of any term
                               hereof,   GWL&A   shall   give   FGWL   written
   notice  of any
                               increase in the cost of  providing  services or
   charges to
                               FGWL  or to  change the  manner of  payment. If
   GWL&A and FGWL
                               do  not  agree to  changes  in  such  costs and
   charges  before
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                               the end of the term  during  which such  notice
   is given by
                               GWL&A,  this  issue shall be  submitted   to an
   independent
                               certified  public   accountant   acceptable  to
   both parties,
                               whose determination shall be binding.


         SECTION 4             Representations and Warranties of GWL&A
                               ---------------------------------------

                               GWL&A   represents  and  warrants  to  FGWL  as
   follows:

                       4.01     It is a   corporation  duly  organized  and in
   good standing
                               under the laws of the State of Colorado.

                       4.02     It is  empowered  under   applicable   laws to
   enter into and
                               perform  the  services   contemplated  in  this
   Agreement.


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                       4.03     All   requisite  corporate   proceedings  have
   been taken to
                               authorize   it to   enter   into  and   perform
   the  services
                               contemplated in the Agreement.

         SECTION 5             Representations and Warranties of FGWL
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                               --------------------------------------

                               FGWL  represents  and   warrants  to  GWL&A  as
   follows:

                       5.01     It  is a  corporation   duly  organized and in
   good standing
                               under the laws of the State of New York.

                       5.02 It is empowered under the applicable laws to enter into and perform this Agreement.

                       5.03     All   requisite  corporate   proceedings  have
   been taken to
                               authorize  it  to enter  into and  perform this
   Agreement.

                       5.04 All of the policies and other forms provided by FGWL shall
                               have  been  duly   filed  as    necessary   and
   approved  by all
                               rules and  regulations of each state  insurance
   department,
                               and other regulatory  bodies with  jurisdiction
   over FGWL.

         SECTION 6             Indemnification

                       6.01     GWL&A  shall  not  be   responsible   for  and
   FGWL  shall
                               indemnify and  hold GWL&A   harmless   from and
   against,  any
                               and  all  costs,  expenses,   losses,  damages,
    charges,
                               reasonable   attorney's   fees,   payments  and
   liability,  which
                               may be  asserted  against GWL&A or for which it
   may be held
                               to be liable,  arising out  of or  attributable
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   to:

                                    a.          Any actions taken  by GWL&A in
   good faith
                                            and with
                                             due care in  compliance with  the
   terms of
         this  Agreement;

                                    b.          FGWL's refusal  or failure  to
   comply with the
                                              terms of
                                             this  Agreement,  or  which arise
   out of FGWL's
                                             negligence or misconduct or which
   arise out
                                                of breach
                                             of any representation or warranty
   of FGWL
                                             hereunder;


                                    c.        Reliance on  or use by GWL&A  in
   accordance
                                                 with the
                                             terms  of   this  Agreement  such
   information and
                                             materials provided by  or at  the
   direction of
                                                  FGWL
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                                and  instructions or  directions given  by the
   authorized
                                             individuals described  in Exhibit
   F;

                        d. The offer or sale of the contracts, unless as provided
                                to the  contrary or otherwise  agreed upon  in
   any other
                                            agreements between FGWL and GWL&A;
   or

                                    e.         Any failure  by FGWL  to comply
   with  Federal,
                                             state    or    local     laws  or
   regulations  with
                                             respect to the   offering  and/or
   sale of any
                                             insurance products or securities.

                       6.02     FGWL  shall  not   be  responsible    for  and
   GWL&A  shall
                               indemnify  and  hold  FGWL  harmless  from  and
   against, any and
                               all costs, expenses,  losses, damages, charges,
   reasonable
                               attorney's   fees,   payments   and  liability,
   which may be
                               asserted  against  FGWL or for  which it may be
   held to be
                               liable, arising out of or attributable to:

                            a.         Any actions taken by FGWL in good faith
   and with
                                          due  care  in  compliance  with  the
   terms of this
                                             Agreement;

                           b.        GWL&A's refusal or failure to comply with
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   the terms
                                        of this Agreement,  or which arise out
   of GWL&A's
                                      negligence or misconduct  or which arise
   out of the
                                       breach   of   any   representation   or
   warranty of GWL&A
                                       hereunder;

                                    c.         Any failure by  GWL&A to comply
   with Federal,
                                             state    or     local    laws  or
   regulations  with
                                             respect to the   offering  and/or
   sale of any
                                             insurance products or securities.

                       6.03 Neither FGWL nor GWL&A shall be liable for damages due to
                               delay or  failure  to perform  any   obligation
   under this
                               Agreement where  such delay or failure  results
   directly or
                               indirectly   from   circumstances   beyond  the
   control  and
                               without the fault or negligence of such Party.

                       6.04     At any  time  GWL&A   may  apply  to a  person
   indicated  on
                               FGWL's   "Schedule of   Authorized   Personnel"
   set forth in
                               Exhibit  F  attached  hereto  and  incorporated
   herein by
                               reference   as a   person  authorized   to give
   instructions
                               under this section   with respect to any matter
   arising in
                               connection  with this  Agreement.   GWL&A shall
   not be liable
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                               for, and shall be indemnified by FGWL,  against
   any action
                               taken or omitted by GWL&A in good

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                         faith and in  the exercise of due care  and diligence
   in reliance
                               upon such written instructions.

                       6.05 FGWL shall immediately provide GWL&A with written notice
                               of any   change  of   authority   of    persons
   authorized  and
                               enumerated in Exhibit F  to provide GWL&A  with
   instructions
                               or   directions   relating to  services   to be
   performed  by
                               GWL&A under this Agreement.

                       6.06 If either party believes it is entitled to indemnification hereunder,  it  shall, within five business (5)
   days of its
                               discovery of  the  commencement   of any action
   or threat of
                               any action,   give written notice  to the other
   party of any
                               claim    for  which   it    believes    it  is
   entitled   to
                               indemnification;  provided,  however,  that the
   failure to
                               provide   timely  notice shall not  relieve the
   indemnifying
                               party of any  liability  which  it may  have to
   the  other
                               party   as   long  as   such   notice   is  not
   unreasonably  withheld
                               or delayed.

                       6.07     The  provisions of  this Section shall survive
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   termination
                               of this Agreement.

                       6.08 The provisions of this Section shall not be deemed to be a
                               limitation     on   a     party's     right  to
   injunction,  specific
                               performance  or any  other  legal or  equitable
   remedy to
                               which  either   party   may  be   entitled   by
   virtue of this
                               Agreement   or  to   prevent  any   breach   or
   threatened breach of
                               this Agreement.

                               6.09             In no   event  and   under  no
   circumstances,
                                             however,   shall    any   party
   under   this
                                             agreement    be  liable   to  the
   other  parties
                                             under  any    provision  of  this
   agreement  for
                                             lost     profits      or      for
   exemplary,  special,
                                             punitive     or     consequential
   damages.

         SECTION 7             Duties of FGWL and GWL&A
                               ------------------------

                       7.01 FGWL shall, from time to time, provide GWL&A with current
                               forms of  policies   and   applications,  names
   and states of
                               license of all insurance and/or   broker-dealer
   agents and
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                               representatives   authorized    to   sell   the
   contracts.

                       7.02      FGWL   shall   have  full and  free   access,
   during  ordinary
                               business  hours,  to all  documents,    records
   (including all
                               bank  records),   reports,    books,  files and
   other materials
                               relative  to this  Agreement and  maintained by
   GWL&A.
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                       7.03        Any  advertising  in  connection  with  the
   Contracts  utilized
                               by GWL&A  must be  approved in  writing by FGWL
   prior to such
                               advertising.

                       7.04      GWL&A   shall     establish   and   maintain
   facilities   and
                               procedures   for  the   safekeeping   of  check
   forms  and
                               facsimile   signature  imprinting   devices, if
   any, and all
                               other  documents,    reports,  records,  books,
   files and other
                               materials relative to this Agreement.

                       7.05 It is expressly understood and agreed that all documents,
                               reports,   records,   books,  files  and  other
   materials
                               relative to this  Agreement  shall be  the sole
   property of
                               FGWL and that such  property  shall be held  by
   GWL&A,  as
                               agent,  during  the  effective  terms   of this
   Agreement.
                               Application   software  and all  copies thereof
   developed by
                               GWL&A (or by  FASCorp.,  in  providing services
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   as set forth
                               in    Exhibit   E)  for   FGWL's    use   shall
   become,  and that
                               developed by  FGWL and provided to  GWL&A shall
   remain,  the
                               property  of the  Company  in   perpetuity.  To
   the  extent
                               permitted by  any applicable   law,  FGWL shall
   have the same
                               rights  as GWL&A  in any  other   software   or
   copies  thereof
                               obtained by  GWL&A  under  license  from  third
   party  vendors.
                               FGWL may  purchase   other   software or copies
   thereof from
                               third  party  vendors  for  its  exclusive  use
   of  GWL&A's
                               equipment  if FGWL  so  desires.  GWL&A  agrees
   that  any
                               software or copies   thereof  purchased by FGWL
   and used by
                               GWL&A in connection  with this Agreement  shall
   remain the
                               property of the Company.

                       7.06    GWL&A  shall  maintain  back-up  computer  tape
   files on a
                               daily   basis.   The  purpose of  back-up   and
   recovery is to
                               permit  file   recovery   in   the   event   of
   destruction of normal
                               processing  files.   GWL&A shall  maintain such
   records,  and
                               shall  retain  those  records  for three  years
   after the
                               duration of this Agreement, FGWL may review the
   procedures
                               in effect and inspect the storage facility upon
   demand.
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                       7.07    GWL&A shall use its best efforts to continue in
   effect the
                               insurance  coverages  described  in  Exhibit  G
   attached hereto
                               provided that such coverage  is available  from
   an insurance
                               carrier at a  reasonable  cost to GWL&A.  GWL&A
   shall not
                               voluntarily    cause     any     termination,
   reduction,   or
                               alteration  of  these   coverages  without  the
   consent of FGWL.
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                       7.08    All charges or premiums received by GWL&A shall
   be held by
                               GWL&A on  behalf of FGWL and  shall be promptly
   remitted to
                               the  person entitled  to it  or deposited  in a
   FGWL account.
           Any

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                              payments  received  by  GWL&A  for insurance  on
   behalf of FGWL
                               shall be deemed received by FGWL.

                       7.09 If GWL&A receives any notice from any source (including,
                               but  not  limited   to,  the  policy  owner  or
   regulatory agency)
                               of a lawsuit  or other legal or  administrative
   hearing or
                               proceeding   being   brought   against FGWL and
   involving the
                               business   administered for FGWL  by GWL&A,  or
   the threat of
                               any such   lawsuit,  hearing   or   proceeding,
   GWL&A  shall
                               immediately  notify  FGWL  and  send a copy  of
   all  legal
                               documents,     correspondence     and     other
   material  relevant
                               thereto to  which GWL&A reasonably has  access.
   GWL&A agrees
                               to cooperate   fully  with FGWL  in  connection
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   with any suit,
                               hearing   or   proceeding   and shall   provide
   FGWL with all
                               books,  records,  documents and data  requested
   by FGWL in
                               connection  therewith;    provided,    however,
   GWL&A shall be
                               entitled  to  review   such  request  with  its
   counsel  prior to
                               furnishing FGWL with  such materials so long as
   such review
                               is done in a timely manner.

                       7.10    GWL&A  will    conduct   its   business    and
   performance
                               obligations in accordance  with all  applicable
   federal and
                               state laws,   rules and  regulations  and  in a
   manner which
                               will   not    put   FGWL   registrations    and
   licenses  in any
                               jeopardy of   revocation or suspension or cause
   FGWL or any
                               of its  affiliates to sustain any  disciplinary
   action of
                               any nature.

                       7.11 GWL&A acknowledges and agrees that all books and records maintained by  GWL&A  in  connection  with  the
   Contracts shall
                               be  maintained  and  preserved  in  conformity
   with  the
                               requirements   of Rules  17a-3 and 17a-4 of the
   Securities
                               Exchange Act of 1934 (the "1934  Act"),  to the
   extent that
                               such    requirements    are  applicable to  the
   Contracts,  and
                               that all such books  and records are maintained
   and held by

                               GWL&A on  behalf of  FGWL, whose  property they
   are and shall
                               remain.    GWL&A   further    acknowledges  and
   agrees  that
                               applicable  books  and records are at all times
   subject to
                               inspection  by  the  Securities  and   Exchange
   Commission
                               ("SEC") in  accordance  with  Section 17(a)  of
   the 1934 Act,
                               and   undertakes   to permit   examination   of
   such books and
                               records   at    any   time   during   business
   hours   by
                               representatives   or   designees  of   the  SEC
   or  National
                               Association of Securities Dealers, Inc.

                       7.12      GWL&A   acknowledges,  covenants   and agrees
   that it shall
                               issue   payments,      including     commission
   payments to retail
                               broker-dealers,   on   behalf   of and  on  the
   account(s)  of
                               FGWL, as  a purely ministerial service  for and
   on behalf of
                               FGWL, and that

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



      11



                               the records in  respect of such payments  shall
   be properly
                               reflected  by GWL&A  on the  books and  records
   maintained by
                               it for FGWL.

                       7.13 GWL&A acknowledges, covenants and agrees that it will send
                               confirmations     as   required  by   law   for
   transactions  which
                               constitutes    the sale  of  securities  to the
   contract  owner
                               in  such form  as required  by  applicable law,
   regulation or
                               rule.

                       7.14    GWL&A  shall  provide  FGWL with  full and free
   access as
                               reasonably     requested,     during   ordinary
   business hours, to
                               all documents,    records,   reports,    books,
   files and other
                               materials   relative  to this   Agreement   and
   maintained by
                               GWL&A.

         SECTION 8             Termination of Agreement

                       8.01     a)        This Agreement may be terminated  by
   either party
                                             hereto
                                        upon  90  days  written notice  to the
   other party.

                               b)           This Agreement  may be  terminated
   immediately upon
                                        written   notice of  one party  to the
   other  hereto
                                        in  the   event  of     bankruptcy  or
   insolvency of such
                                        party to which notice is given.

                         c) This Agreement may be terminated immediately at any
                                   time upon the mutual written consent of the
   parties
                                        hereto.

                      d)              This  Agreement  shall automatically  be
   terminated in the
                               event  of  its  assignment,   subject  to   the
   provisions of
                                        Section 9.01.

                       8.02     If  either  of   the  parties    hereto  shall
   breach  this

                               Agreement  or be in default in the  performance
   of any of
                               its  duties and   obligations  hereunder  ("the
   defaulting
                               party"),    the  other  party  hereto  may give
   written  notice
                               thereof  to the  defaulting  party and if  such
   default or
                               breach  shall not have  been  remedied   within
   thirty (30)
                               days  after such    written   notice  is given,
   then the party
                               giving such written notice  may terminate  this
   Agreement by
                               giving thirty (30)  days written notice of such
   termination
                               to the  defaulting  party;  provided,  however,
   if  GWL&A
                               elects  to   terminate   this   Agreement   for
   other  than
                               non-payment  of fees  and  charges  and if FGWL
   shall  so
                               request in writing,  GWL&A  shall   continue to
   provide the
                               services  described herein to FGWL for a period
   of six (6)
                               month   following    such   termination,   such
   services to be
                               provided in  accordance  with the terms of this
   Agreement
                               and at

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
                               the  fees in  effect for  the  term immediately
   preceding such
                               six  (6) month  period.   Termination   of this
   Agreement by
                               default or breach by FGWL  shall not constitute
   a waiver of
                               any rights of GWL&A in  reference  to  services
   performed
                               prior   to  such   termination  of   rights  of
   GWL&A  to be
                               reimbursed  for   out-of-pocket   expenditures;
   termination of
                               this  Agreement  by default  or breach by GWL&A
   shall not
                               constitute    a waiver  by  FGWL  of  any other
   rights it might
                               have under this Agreement.

                       8.03    In  the  event  of a  termination,  GWL&A  will
   make  its
                               computer      record    formats    and    other
   relevant   systems
                               information  available  to  FGWL for  a machine
   conversion. In
                               connection  therewith,  GWL&A   agrees  that it
   will  offer
                               reasonable assistance to FGWL in converting the
   records of
                               FGWL  from  the   GWL&A    system  to  whatever
   service or system
                               is selected by FGWL  (subject to  reimbursement
   by FGWL for
                               such   assistance   at   reasonable   rates and
   fees  mutually
                               agreed  to  at  that  time).  As  described  in
   Section 7.05, all
                               data  contained  in the  computer  files is the
   exclusive
                               property  of FGWL.  In   addition,   GWL&A will
   provide FGWL
                               with  such   data  processing     services  and
   facilities as FGWL
                               may   request   for  a   period   of 180   days
   following  such
                               termination.

         SECTION 9             Assignment

                       9.01    This   Agreement  shall not be  assignable   by
   either party
                               without   the prior   written   consent of  the
   other,  except
                               where  such  assignment   is  by  operation  of
   law  or is
                               specifically provided for by this Agreement.

                       9.02    This  Agreement  shall  inure  to  the  benefit
   of and be
                               binding  upon the  parties  hereto,  and  their
   respective
                               successors   and  assigns,   provided that  any
   assignment is
                               performed  in  accordance  with  paragraph 9.01
   above.

         SECTION 10   Arbitration

                           Any unresolved dispute or difference between the parties
                           arising out of or relating to this Agreement, or the breach thereof, except as provided in Section 3.04, shall be settled by arbitration in accordance with the Commercial Arbitration
                           Rules    of     the    American       Arbitration
   Association  and  the
                           Expedited    Procedures    thereof.    The    award
   rendered  by  the
                           Arbitrator shall be final and binding upon the parties, and judgment upon the award rendered by the Arbitrator may be
                           entered   in   any   Court   having   jurisdiction
   thereof.   The
                           arbitration shall  take place  in the  State of New
   York


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






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



       13




         SECTION 11            Miscellaneous

                       11.01 FGWL or its duly authorized independent and/or internal
                               auditors   will  have  the right   under   this
   Agreement  to
                               perform    on-site    audits  of  records   and
   accounts  directly
                               pertaining to the  policies  serviced by  GWL&A
   hereunder at
                               GWL&A's    facilities   in   accordance   with
   reasonable
                               procedures  and at  any  time,  upon  one   (1)
   week  prior
                               notice.   At  the request  of FGWL,  GWL&A will
   make available
                               to     FGWL's        auditors     and     to
   representatives   of  the
                               appropriate  regulatory agencies all reasonably
   requested
                               records,   data   and   access   to   operating
   procedures.

                       11.02 The parties hereto agree that all tapes, books, reference
                               manuals,instructions,   records,   information
   and  data
                               pertaining    to the    business  of  the other
   party,  GWL&A's
                               systems, and the policyowners serviced by GWL&A
   hereunder,
                               which   are     exchanged      or     received
   pursuant  to  the
                               negotiation of and/or the carrying out  of this
   Agreement,
                               shall  remain   confidential  and shall  not be
   voluntarily
                               disclosed   to  any other   person.   All  such
   tapes,  books,
                               reference  manuals,   instructions,    records,
   information and
                               data in  the possession of each  of the parties
   hereto shall
                               be   returned  to the  party from  whom it  was
   obtained  upon
                               the   termination   or   expiration   of   this
   Agreement.

                              11.03 This  Agreement   constitutes  the  entire
   agreement
                                    between  the   parties  hereto and may not
   be modified
                                    except    in  a     written     instrument
   executed  by  both
                                    parties  hereto, and  except that  if  any
   section herein
                                    contained   shall    be    found    to  be
   unenforceable  as
                                    contrary  to   the  current  law,     that
   section  shall be
                                    severed  and the  remaining   sections  of
   this Agreement
                                    shall continue to be enforceable.

                       11.04 This Agreement shall take effect as of the date set forth in the caption hereof.

                 11.05 This Agreement shall be governed by the laws of the State of
                               New York.

                               11.06                Any    amendment   to this
   Agreement or to the
                                             services  set   forth in  Exhibit
   A through E
                                             hereto shall be  filed for review
   pursuant to
                                             Section  1505  of  the  New  York

   Insurance Law.




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         PAGE>



         14



         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate, in their names and on their behalf, by and through their duly authorized officers as of the day and year first above written.


         FIRST GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

         By: /s/ D.L. Wooden
                  Title:  Senior Vice President

         By: /s/ Dennis Los
                  Title:  Executive Vice President

         GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

         By: /s/ W.T. McCallum
                       Title:  President and Chief Executive Officer

         By: /s/ D.C. Lennox
                       Title:    Senior Vice  President,  General Counsel  and
   Secretary

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



        15



         EXHIBIT A

                                    CORPORATE SUPPORT SERVICES


         GWL&A shall provide the following services:

         A.       Human Resources, Payroll and Benefits

                  1.   Manage and administer a centralized payroll system.

                  2. Prepare and distribute employee paychecks or electronic funds transfers
                       (EFT).

                  3. Assist with, maintain and monitor the compensation system and policies
                       for FGWL.

                  4. Make all necessary employment filings, deposits and withholding on behalf of FGWL.

                  5.    Provide   all    accounting    services   related   to
   payroll   and
                       compensation functions; prepare, conduct and analyze salary and compensation surveys; and assist with the management of human resources.

                  6. Cover the employees of FGWL under GWL&A's benefit plans (including
                       Retirement     and   Health   and  Welfare     plans).
   GWL&A  will  be
                       responsible   for   performing   all   accounting   and
   administrative
                       services       related    to   the    maintenance   and
   administration  of these
                       employees under the various plans.

                  7. Make all disbursements for these procedures on FGWL's behalf and shall be made from a FGWL bank account.

         B.       Treasury

                  1. Provide cash management and other necessary treasury services to
                       FGWL, and provide assistance with respect to various banking services and liquidity needs as requested from time to time by

                       FGWL.

                  2.    Assist FGWL in maintaining or   establishing  any bank
   accounts and
                       processing any and all disbursements on such accounts, including claims- related disbursements, as required by FGWL.

         C.       Accounts Payable


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      16



                  1. Manage and administer a centralized accounts payable system

                  2. Process invoices and requests for disbursements approved by FGWL personnel and issue checks/EFT as requested by FGWL.

         D.       Accounting Services

                  1. FGWL will retain control over all FGWL accounting matters.

                  2. At the initiation of FGWL and for such time as agreed upon by both parties,GWL&Ashallprovidethefollowing back-endfinancial
                       accounting services

                       a. Prepare and maintain financial statements and reports,
         including,
                           annual quarterly and monthly statements on both statutory and generally accepted accounting principles (GAAP) bases
                       b. Prepare and disseminate information filings with regulatory entities
                           and rating agencies
                       c. Prepare and disseminate federal, state, and local payroll tax
          and
                           premium tax returns and other related matters
                       d. Process cash receipts, cash disbursements and escheat items

         D.       Corporate Systems and Technology

                  1. Provide access to and use of a central accounting computer system.

                  2. Provide programming/support personnel to maintain, administer and
                       operate   the   central  accounting   computer  system;
   and  provide
                       requested assistance to FGWL in connection with its use of the central accounting computer.

         E.       Corporate Tax

                  1. Prepare and coordinate consolidated federal and state income tax returns and other necessary tax documentation.

                  2. Provide necessary assistance with corporate tax issues that may arise
                       from time to time.

         F.       Risk Management Services

                  1.    Provide   risk   management  services   to  FGWL   and
   assist  FGWL in
                       obtaining   any   necessary  or  requested   corporate
   insurance
                       coverages.

         G.       Audit Services


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   17



                  1.   Provide  internal   audit  services  to assist  FGWL in
   confirming
                       compliance   with  laws,   regulations,   policies  and
   procedures
                       applicable to FGWL.

                  2.   At the  request  of FGWL,  GWL&A  shall make  available
   to FGWL's
                       external auditors and to representatives of appropriate regulatory agencies all reasonably requested records, data and access to operating procedures.

         H.       Legal Services

                  1. At the request of FGWL, provide legal services, including, but not limited to, the negotiation, preparation and review of contracts;
                       the   rendering    of  legal  advice   on   regulatory
   compliance,
                       governmental relations and various other legal matters; and the representation in, or management of outside counsel retained for
                       the    purpose    of,    prosecution,    defense     or
   resolution  of legal
                       actions with respect to FGWL business being administrated at the home office of GWL&A.

         I.       Actuarial Services

                  1.     Provide     actuarial     services     for     FGWL,
   including   reserve
                       calculations    and    valuations,    calculation   and
   revision of rate
                       tables,   product   development   and   implementation,
   and cash flow
                       testing and any other actuarial services as requested by FGWL.

                  2.   Provide  actuarial   services  for the  preparation  of
   regulatory
                       filings; prepare the actuarial component of annual, quarterly and monthly statements, financial projections and experience studies.

                  3.       Assist  in  reinsurance   treaty  negotiations  and
   maintenance.

                  4.   Prepare the year end actuarial opinion and memorandum.

         J.       Other Services

                  1. Provide office space, furniture and supplies to FGWL employees or officers located in Colorado, as necessary or as requested by FGWL employees.



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



        18



         EXHIBIT B

                                              INVESTMENT SERVICES



                  GWL&A shall provide the following services:

         A.       Investment Services

                  1. Provide investment management services to FGWL's general account and separate accounts in accordance with policies and procedures
                       established   by  the   FGWL  Board  of  Directors  and
   Investment
                       Committee.

                  2. Provide assistance in the execution and performance of investment
                       decisions    (including,   but    not    limited    to,
   purchases,  sales,
                       exchanges and collection of matured investments) in accordance with FGWL policies and procedures and at the direction of FGWL management.

                  3. Manage all investments and assets held by FGWL or custodied in a custodial account in the name of FGWL at a bank or trust company selected by FGWL, consistent with the New York Insurance Laws. In addition, deposit all monies collected by GWL&A on behalf of FGWL in a bank account in the name of FGWL.

                  4. Maintain all investment related records and databases. Provide reports to FGWL on a quarterly and annual basis detailing
                       investments held and transactions made as well as any other reports or information requested by FGWL or by the New York

                       Insurance Department.

                  5.     Assure    that  all   investments    and   investment
   practices  made on
                       behalf of FGWL are consistent with the New York Insurance Laws, including but not limited to, Section 1405 of the Insurance Law and New York Insurance Department Regulation 130.

                       To facilitate the delivery of securities held by GWL&A,
   FGWL does
         hereby appoint GWL&A as its true and lawful attorney and authorizes it, in
         FGWL's  name,   place  and stead to  register   all  securities  from
   time to time
         managed by GWL&A pursuant to this Agreement, other than securities in bearer form,  in  FGWL's  name  and to  execute  endorsements,  assignments, or  other
         instruments of transfer of securities so registered and due bills and dividend orders as GWL&A may deem proper in connection with the transfer of any such securities, GWL&A being expressly authorized to execute any such instruments,
         either by   signing  FGWL's  name   alone  without   any  designation
   of itself as
         attorney-in-fact or by signing FGWL's name as such attorney.

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

                       Whenever GWL&A receives and collects monies for the account of
         FGWL,  it will  not  commingle   such monies with its own,   but will
   deposit such
         monies in an appropriate separate account in the name of FGWL.

         B.       Investment Objectives, Policies and Restrictions

                  The parties acknowledge that FGWL has furnished GWL&A with written
         investment    guidelines.   In    providing    investment    services
   pursuant  to  this
         agreement, GWL&A will observe the following general investment objectives, policies and restrictions, except that no investment which is inconsistent with
         FGWL's written investment guidelines shall be made pursuant thereto.

                  GWL&A will have full discretion to invest and reinvest the funds made available to it for that purpose by FGWL as follows:

                  Investment Objectives

                  FGWL's investment objective is to obtain as high a level of current interest income as is consistent, in the view of GWL&A, with preservation of
         invested   capital.   There  are   market   risks   inherent  in  all
   investments  in
         securities,   and  there   can  be no   assurance  that   GWL&A  will
   achieve  this
         objective. The primary objective of preserving capital will preclude realization of the highest available income yields.

                  Investment Policies

                  GWL&A will seek to achieve the above-stated objective by investing in a diversified portfolio of securities. In selecting securities for this portfolio,
         GWL&A  will  seek  the  highest  available   yields  consistent  with
   the  rating
         standards and other policies stated herein.

                  Portfolio securities will be selected pursuant to the following fundamental investment policies:

                  1. CASH BALANCES. Cash balances occurring pending permanent investment will be invested in high grade, corporate commercial paper. The corporate paper must have the highest rating by one or more of the nationally recognized rating organizations. Other acceptable short-term investments include U.S. Treasury bills and notes, certificates of deposit, time deposits, bankers acceptances and money market funds.

                  2. CORPORATE BONDS. The purchases of corporate bonds will include bonds, notes, debentures and other evidences of indebtedness issued, assumed or guaranteed by a corporation incorporated under the laws of the United States of
         America, of any state, district or territorial possession thereof or of the
         Dominion of Canada or any province thereof; provided that the bonds are rated class 1 or 2

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

        20



         by  the   Securities  Valuation   Office  ("SVO")   of  the  National
   Association of
         Insurance Commissioners ("NAIC").

                  3. GOVERNMENT OBLIGATIONS. The purchase of government obligations will include bonds, notes, bills and other evidences of indebtedness issued, assumed or guaranteed by the U.S. Government, its agencies or instrumentalities or of any state or municipality thereof; or of the Dominion of Canada or any province thereof; provided the bonds are rated class 1 or 2 by the Securities Valuation
         Office ("SVO") of the National Association of Insurance Commissioners ("NAIC").

                  4. MORTGAGE-BACKED SECURITIES. The purchase of mortgage-backed securities will include obligations issued by:

                       A.  The Government National Mortgage Association (GNMA)

                       B.  The Federal National Mortgage Association (FNMA)

                       C.  The Federal Home Loan Mortgage Corporation (FHLMC)

                       D.   FHA  and VA  insured or  guaranteed loans,  or any
   other
         government               guaranteed loans.

                  5.  EQUITY  SECURITIES.    Equity  securities  are   defined
   to  include
         preferred stocks, mutual fund shares or common stocks which are traded on a national stock exchange, provided that the preferred stocks are rated class 1 or
         2 by the SVO of the NAIC.

                  Investment Restrictions

                  In the course of its investment management activity for FGWL, GWL&A MAY
         NOT engage in or execute transactions in any of the following:

                  1.   Borrow money for any purpose on behalf of FGWL.

                  2.   Pledge, mortgage or hypothecate the assets of FGWL.

                  3.   Purchase    the   securities   or  any   non-government
   issuer  if, as a
         result, more than 10% of the total assets of the portfolio would be invested in the securities of the issuer.

                  4. Invest more than 25% of the portfolio, measured at the time of
         investment,  in   a  single  industry.  For   the  purpose  of   this
   restriction,
         mortgage-backed securities do not constitute an industry.


         034322\0004\01659\973TG8C0.OTH                                6/21/97
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

                  5.    Enter into any investment which  would violate the New
   York
          Insurance Law.

                  6.  Purchase   or sell  investments,   other than  portfolio
   investments
         listed in  policies 1  through 5 under   Investment   Policies above,
   without prior
         written approval of FGWL.

         034322\0004\01659\973TG8C0.OTH                               06/21/97
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

         EXHIBIT C

                                       BACK OFFICE POLICYOWNER SERVICES
                                      SCHWAB VARIABLE AND FIXED ANNUITIES

         GWL&A shall provide the following services:

         A.       Contract Issue

                  1. Provide access to and use of central accounting computer systems
         for         establishing and maintaining annuitant and contract owner
   records.

                  2. Provide programming/support personnel to maintain, administer and operate the central accounting computer systems; and provide requested assistance to FGWL in connection with its use of the central accounting computers.

                  3.   Generate  the  contract  data  pages,  issue  contracts
   for  paid
                       business   and mail to   contract  owners   or  agents.
   System  will
                       produce contract data pages.

                  4. Notify FGWL and/or its agent of any error or missing data needed for annuitant or contract owner records.

                  5.   Produce and mail required confirmation statements.


         B.       Collection Processing

                  1. Process payments received by FGWL to customer accounts on the
                       System.

                  2.   Prepare and mail required confirmation of transactions.

                  3. Deposit any cash received directly by GWL&A under the policies into a FGWL designated bank account.

                  4.   Transmit daily accounting to FGWL general ledger.

                  5. Prepare and mail refunds as appropriate (declines, free look).

         C.       Banking

                  1.   Maintain all funds for FGWL in a depository account.


         034322\0004\01659\973TG8C0.OTH                               06/21/97
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

                  2. Be responsible for reconciling the daily deposits to cash processed to  customer accounts.

                  3. Transfer funds from the depository account to one of the following as appropriate:

                       a.  General Account of FGWL
                       b.  Mutual Fund Custodian Account(s)
                       c.  Disbursement Account of FGWL
                       d.  Separate Accounts of FGWL

                       Bank   accounts  and   mutual   fund  accounts   to  be
   established  by FGWL
                       with appropriate   signing and  trading  authorizations
   established
                       for GWL&A personnel.

                  4. Generate from the system daily cash journal summary reports and maintain details of activity.

                  5. Process disbursement transactions for policyowner or beneficiary, surrenders, withdrawals, loans and death claims.

                  6.   Produce checks for annuitants in the payout phase.

                  7.    FGWL will maintain   balances in the appropriate  FGWL
   bank accounts
                       necessary to meet administrative needs identified in the contract.

                  8. FGWL will obtain the appropriate authorizations to allow GWL&A to transfer funds amongst FGWL accounts.

                  9.   Reprocess dishonored items.

                       10.Provide check production for systematic payouts.

         D.       Accounting/Auditing

                  1. Generate daily accounting extracts for policies maintained on the system.

                  2. Generate accounting information necessary to post entries to ledgers.

                  3. Retain system generated reports in accordance with a retention schedule as mutually agreed upon and as required by regulatory
                       authorities.   GWL&A  will   provide  access   to  such
   reports  for
                       internal and external reporting.


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

                  4. Determine the "Net Amount Available for Investment" in mutual fund and places fund purchase/redemption orders with the appropriate mutual funds. GWL&A will receive confirmation of mutual fund investments.

                  5. Maintain an inventory of all mutual fund shares owned, including the date purchased and sold, cost, book value, gain, loss, and other relevant information.

                  6. Reconcile the inventory of mutual fund shares owned to reports
                       which  have been  supplied  by mutual   funds of mutual
   fund shares
                       owned.

                  7. Cooperate in annual audit of general account and separate account
                       financials   conducted   for  purposes  of   financial
   statement
                       certification and publication and accommodate FGWL or regulatory audits, as required.

         E.       Pricing/Valuation

                  1. Collect information needed in determining variable account unit values from the mutual fund. This information includes the daily net asset value of the underlying mutual funds, any capital gains or dividend distribution made by the mutual funds and the number of mutual fund shares acquired or sold during the immediate preceding valuation date.

                  2. Enter required information into system for unit value calculation
         to be         performed.

                  3. Generate separate account ledger activity associated with unit values.

         F.       Contract Owner Service/Record Maintenance

                  1.     As  requested   by  FGWL,   receives and   implements
   contract  owner
                       service  requests   including  information  requests,
   beneficiary
                       changes,    transfer of  funds between  eligible mutual
   funds,  payout
                       requests,   exchange  of   policies   and   changes  of
   any  other
                       information maintained on the system.

                  2. Research contract owner inquiries using both data stored in the
         system            and manual records.

                  3. Generate a set of daily journals confirming financial changes made
          to          annuity or life accounts.

                  4. Address name and contract changes will be coordinated between
                       GWL&A and FGWL.


         034322\0004\01659\973TG8C0.OTH
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

                  5.   Produce tax reporting.

                  6. Maintain policyowner records at the home offices of both FGWL and
                       GWL&A.  Information shall be maintained either on-line,
   on
         microfilm,       or in hard copy.

         G.       Disbursements

                  1. Receive contractowner requests for systematic, partial and full
                       surrenders  from  FGWL.   Retain  and  account  for any
   contract
                       administrative charges.

                  2.     Process  all surrender  requests  against policyowner
   files.
         Generate         related separate account ledger accounting.

                  3.       Contact   policyowner  regarding   tax  withholding
   procedures, if
         necessary.

                  4. Subject to FGWL approval, generate FGWL checks and forward to contract owner in accordance with applicable law. Deducts all tax withholding necessary.

                  4.        Prepare  and   mail  confirmation   statements  of
   disbursement
         transactions  to contract owners.

                  5.   Generate a report on surrenders, if required.

         H.       Claims

                  1.  Receiverequests forand process claimsexamination ofdeath
         claims.      Submit to FGWL for approval.

                  2. Upon approval by FGWL, generate disbursement of funds (from a FGWL bank account) and generated related accounting.

                  3. Make changes to owner and/or annuitant information as directed by
                       FGWL where no payout is required.

         I.       Annuity Benefit Processing

                  1. FGWL or its agent notifies owner of approaching annuitization approximately 90 days before annuitization date.

                  2. Receive information regarding annuitants going into the annuity
                       (payout) phase.

         034322\0004\01659\973TG8C0.OTH                               06/21/97
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



                  3.   Calculate  the amount of the initial  annuity   payment
   for variable
                       payout     based   on  tables    supplied     by  FGWL.
   Calculation  of fixed
                       payout based on information supplied by FGWL.

                  4.     Generate    checks or  electronic fund  transfer  for
   payment of amount
                       due   to  annuitant   in  accordance   with  applicable
   law.  Deduct
                       applicable premium taxes and withholding taxes.

                  5.   Update annuitant records.

                  6.   Generate accounting entries to record disbursements.

                  7.    Generate    premium tax  and withholding    reporting.
   GWL&A will make
                       all payments  to the  appropriate   regulatory agencies
   for any taxes
                       withheld    and    will    effect    all    necessary
   associated  reports.
                       Generate accounting entries to record transactions.

         J.       Proxy processing

                  1. Receive record date information from the underlying mutual funds.
                       Receive proxy solicitation material from underlying mutual funds.

                  2.   Prepare proxy cards, if applicable.

                  3.   Mail solicitation and resolicitations, if necessary.

                  4. Maintain all proxy registers and other required proxy material.

                  5. Tabulate returned proxy cards and transmits results to underlying mutual funds.

         K.       Period Reports to Policyowners

                  1. Prepare and mail statement of account to each policyowner. Mail
          on         scheduled supplied by FGWL.

                  2. Insert and mail semi-annual and annual reports to policyowners, as required, both  underlying  mutual  fund  and  Separate
   Account
         reports. Filing of reports with NASD and SEC will be done by FGWL. Printing of reports will be done by GWL&A.

         L.       Regulatory Statement Reports

                  1.    Prepare  IRS reports for contract  owners who received
   annuity
          payments       or  distributions.    Mails to  contract  owners  and
   transmits to IRS.


         034322\0004\01659\973TG8C0.OTH
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

                  2.   Prepare other IRS reports, as required.

                  3.     Respond to  requests  for calculations  applicable to
   annuity
         payments as        may be necessary to tax calculations.

         M.       Product Development and Pricing
                  1.     Actuarial    product    pricing   support    for  new
   investment  options
                       including   determination    of rates,   policy    load
   structures  and
                       development of actuarial documents for filing with state insurance departments.
                  2. Providing information to First GWL&A to enable First GWL&A to set rates for inforce policies.
                  3. Calculation of historic rates of return for portfolios in First
          GWL&A       Series Accounts.
                  4.        Consulting   with  FASCorp   personnel   regarding
   maintenance of market
                       value adjustment and other pricing formulas on the administrative system.


         034322\0004\01659\973TG8C0.OTH
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



        28



         EXHIBIT D

                                       CORPORATELY-OWNED LIFE INSURANCE
                                           SINGLE PREMIUM WHOLE LIFE

         GWL&A shall provide the following services:


         A.       Contract Issue

                  1. Provide access to and use of central accounting computer systems for establishing and maintaining insured and
                           contract owner records.

                  2.       Provide programming/support  personnel to maintain,
   administer
                           and operate the central accounting computer systems; and
                           provide requested assistance to FGWL in connection with its use of the central accounting computers.

                  3. Review application &/or enrollment forms, apply issue criteria developed by FGWL to application for life insurance contract.
                           Verify license status of brokers/agents based on information supplied by FGWL. FGWL to provide a written set of issue
                           criteria to GWL&A.

                  4. Prepare contract data pages, issue specimen contracts for paid business and mail to contract owners or agents.

                  5. Establish and maintain insured and contract owner records, as applicable, on computer and manual systems.

                  6. Notify dealer/agent of any error or missing data needed for insured or contract owner records.

                  7.       Produce and mail required confirmation statements.

                  8. Deposits monies received with application into FGWL depository account.

                  9. Maintain inventory of all issue-related forms, contracts, and endorsements based on updates provided by FGWL.

                  10. For policies being exchanged from another company, GWL&A will request the funds from the other insurance

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



     29



                       company using forms supplied by FGWL. FGWL will establish signing authority for GWL&A personnel.

         B.       Collection Processing

                       1.               Process  payments received by  FGWL to
   customer
                                    accounts on the System.

                       2. Prepare and mail required confirmation of transactions.

                       3.               Deposit any cash  received directly by
   GWL&A
                          under the policies into a FGWL designated bank
                                             account.

                       4. Transmit daily accounting to FGWL general ledger.

                       5.             Prepare  and mail refunds as appropriate
   (declines,
                                    free look).

         C.       Banking

                  1. Records wire transfers received directly by GWL&A and
                           assigns them a control number.

                  2.       Deposits are placed into a FGWL depository account.

                  3.       Transfer funds from the depository account to:

                                    General Account of FGWL

                       Bank   accounts  to   be  established   by  FGWL   with
   appropriate  signing
                       and  trading  authorizations   established  for   GWL&A
   personnel.

                  4. Generate from the system daily cash journal summary reports and maintain details of activity.

                  5. Process disbursement transactions for policyowner or
                           beneficiary, surrenders, withdrawals, loans and death
                           claims.

                  6. FGWL will maintain balances in the appropriate FGWL bank accounts necessary to meet administrative needs
                           identified in the contract.

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



       30




                  7. FGWL will obtain the appropriate authorizations to allow
                           GWL&A to transfer funds amongst FGWL accounts.

         D.       Accounting/Auditing

                  1. Generate daily accounting extracts for policies maintained on the system.

                  2. Generate accounting information necessary to post entries to ledgers.

                  3. Retain system generated reports in accordance with a retention schedule as mutually agreed upon and as required by regulatory authorities. GWL&A will provide access to such reports for internal and external reporting.

                  4.         Cooperate  in  annual  audit of  general  account
   and  separate
                           account   financials   conducted  for  purposes  of
   financial
                           statement certification and publication and accommodate FGWL or regulatory audits, as required.

         E.       Contract Owner Service/Record Maintenance

                  1.         As  requested by FGWL,   receives and  implements
   contract owner
                           service requests including information requests, beneficiary changes, payout requests, exchange of policies and changes of any other information maintained on the system.

                  2. Research contract owner inquiries using both data stored in the system and manual records.

                  3. Generate a set of daily journals confirming financial
                           changes made to life accounts.

                  4. Address name and contract changes will be coordinated
                           between GWL&A and FGWL.

                  5.       Produce tax reporting.

                  6. Maintain policyowner records at the home offices of both
                           FGWL and GWL&A. Information shall be maintained either on-line, on microfilm, or in hard copy.



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



     31



         F.       Disbursements

                  1. Receive contract owner requests for partial and full
                           surrenders from FGWL. Retain and account for any contract administrative charges.

                  2. Process all surrender requests against policyowner files.

                  3. Contact policyowner regarding tax withholding procedures, if necessary.

                  4.       Subject to FGWL approval, generate FGWL checks and
                           forward  to  contract   owner  in  accordance  with
   applicable
                           law.  Deducts all tax withholding necessary.

                  5. Prepare and mail confirmation statements of disbursement transactions to contract owners.

                  6.       Generate a report on surrenders, if required.


         G.       Claims

                           1. Receive requests for and process claims examination
         of death claims.  Submit to FGWL for approval.

                           2. Upon approval by FGWL, generate disbursement of funds
                                    (from a  FGWL bank account) and  generated
   related
                                    accounting.

                       3. Make changes to owner and/or insured information as directed by FGWL where no payout is required.

         H.       Agents/Commissions

                  1. Verifies license status of brokers/agents based on information supplied by FGWL.

                  2. Produces detailed commission transactions for each policy financial transaction processed including premium application or reversal, cancellation, etc. for which a
                           commission is required.

                  3. Prepares commission statements for broker/dealer firms.
                           Provides check production extract file for any required

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



      32



                           checks. Check production will be through a GWL&A checkwriting system.

                  4.       Creates tax reporting forms, if required.

         I.       Period Reports to Policyowners

                  1. Prepare and mail statement of account to each policyowner. Mail on scheduled supplied by FGWL.

         J.       Product Development and Pricing

                  1.       Actuarial    product   pricing   support   options
   including
                           determination of rates, policy load structures and development
                           of  actuarial   documents  for  filing  with  state
   insurance
                           departments.

                  2. Provide information to FGWL to enable it to set rates for inforce policies.



         034322\0004\01659\973TG8C0.OTH
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

      33



         EXHIBIT E

                                       BACK OFFICE POLICYOWNER SERVICES
                                       GROUP DEFINED CONTRIBUTION PLANS

         GWL&A shall provide the following services:

         A.       Contract Issue

                  1.      Provide  access  to and  use  of  central accounting
   computer systems
         for      establishing and  maintaining  annuitant and  contract owner records.

                  2. Provide programming/support personnel to maintain, administer and operate the central accounting computer systems; and provide requested assistance to FGWL in connection with its use of the central accounting computers.

                  3.    Review  application,  apply issue  criteria  developed
   by FGWL to
                       application  for   annuity  contract.   Verify  license
   status  of
                       brokers/agents based on information supplied by FGWL. FGWL to provide a written set of issue criteria to GWL&A.

                  4. Prepare contract data pages, issue contracts for paid business and
                       mail  to  contract   owners  or  agents.   System  will
   produce  contract
                       data pages.

                  5. Establish and maintain annuitant and contract owner records, as applicable, on computer and manual systems.

                  6. Notify dealer/agent of any error or missing data needed for annuitant or contract owner records.

                  7.   Produce and mail required confirmation statements.

                  8. Deposits monies received with application into FGWL depository account.

                  9. Maintain inventory of all issue-related forms, contracts, and endorsements based on updates provided by FGWL.

                  10. For policies being exchanged from another company or IRA funds being transferred, GWL&A will request the funds from the other
                       insurance   company   using  forms  supplied  by  FGWL.
   FGWL  will
                       establish signing authority for GWL&A personnel.

         B.       Collection Processing

         034322\0004\01659\973TG8C0.OTH
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



       34



                  1. Receive from lockbox the remittance information in accordance with processing requirements.

                  2. Process payments received by FGWL to customer accounts on the
                       System.

                  3.   Prepare and mail required confirmation of transactions.

                  4. Deposit any cash received directly by GWL&A under the policies into a  FGWL designated bank account.

                  5.   Transmit daily accounting to FGWL general ledger.

                  6. Prepare and mail refunds as appropriate (declines, free look).

         C.       Banking

                  1. Photocopies checks received directly by GWL&A and assigns them a control number. Balances, edits, endorses and prepares daily deposit. Reconciles banklockbox deposits toapplications received.

                  2.   Deposits are placed into a FGWL depository account.

                  3. Transfer funds from the depository account to one of the following as  appropriate:

                       a.  General Account of FGWL
                       b.  Mutual Fund Custodian Account(s)
                       c.  Disbursement Account of FGWL
                       d.  Separate Accounts of FGWL

                       Bank   accounts  and   mutual  fund   accounts   to  be
   established  by FGWL
                       with appropriate   signing and trading   authorizations
   established
                       for GWL&A personnel.

                  4. Generate from the system daily cash journal summary reports and maintain details of activity.

                  5. Process disbursement transactions for policyowner or beneficiary, surrenders, withdrawals, loans and death claims.

                  6.   Produce checks for annuitants in the payout phase.

                  7.    FGWL will maintain   balances in the appropriate  FGWL
   bank accounts
                       necessary to meet administrative needs identified in the contract.


         034322\0004\01659\973TG8C0.OTH
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



      35



                  8. FGWL will obtain the appropriate authorizations to allow GWL&A to transfer funds amongst FGWL accounts.

                  9.   Reprocess dishonored items.

                  10.  Provide check production for systematic payouts.

         D.       Accounting/Auditing

                  1. Generate daily accounting extracts for policies maintained on the system.

                  2. Generate accounting information necessary to post entries to ledgers.

                  3. Retain system generated reports in accordance with a retention schedule as mutually agreed upon and as required by regulatory
                       authorities.   GWL&A  will   provide  access   to  such
   reports  for
                       internal and external reporting.

                  4. Determine the "Net Amount Available for Investment" in mutual fund and places fund purchase/redemption orders with the appropriate mutual funds. GWL&A will receive confirmation of mutual fund investments.

                  5. Maintain an inventory of all mutual fund shares owned, including the date purchased and sold, cost, book value, gain, loss, and other relevant information.

                  6. Reconcile the inventory of mutual fund shares owned to reports which have been supplied by mutual funds of mutual fund shares owned.

                  7. Cooperate in annual audit of general account and separate account
                       financials   conducted   for  purposes  of   financial
   statement
                       certification and publication and accommodate FGWL or regulatory audits, as required.

         E.       Pricing/Valuation

                  1. Collect information needed in determining variable account unit values from the mutual fund. This information includes the daily net asset value of the underlying mutual funds, any capital gains or dividend distribution made by the mutual funds and the number of mutual fund shares acquired or sold during the immediate preceding valuation date.

                  2. Enter required information into system for unit value calculation to be performed.


         034322\0004\01659\973TG8C0.OTH
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



      36



                  3. Generate separate account ledger activity associated with unit values.

         F.       Contract Owner Service/Record Maintenance

                  1.    As   requested   by  FGWL,  receives  and   implements
   contract  owner
                       service  requests   including  information   requests,
   beneficiary
                       changes,   transfer  of funds  between eligible  mutual
   funds,  payout
                       requests,    exchange  of   policies   and  changes  of
   any  other
                       information maintained on the system.

                  2.     Research contract  owner inquiries  using  both  data
   stored in the
         system   and manual records.

                  3. Generate a set of daily journals confirming financial changes made to annuity or life accounts.

                  4. Address name and contract changes will be coordinated between
                       GWL&A and FGWL.

                  5.   Produce tax reporting.

                  6. Maintain policyowner records at the home offices of both FGWL and
                       GWL&A. Information shall be maintained either on-line, on
         microfilm, or in hard copy.

         G.       Disbursements

                  1. Receive contractowner requests for systematic, partial and full
                       surrenders  from  FGWL.   Retain  and  account  for any
   contract
                       administrative charges.

                  2. Process all surrender requests against policyowner files.
          Generate related separate account ledger accounting.

                  3.       Contact  policyowner   regarding  tax   withholding
   procedures, if
          necessary.

                  4. Subject to FGWL approval, generate FGWL checks and forward to contract owner in accordance with applicable law. Deducts all tax withholding necessary.

                  5.        Prepare  and   mail  confirmation   statements  of
   disbursement
         transactions  to contract owners.

                  6.   Generate a report on surrenders, if required.



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



     37



         H.       Claims

                  1. Receive requests for and process claims examination of death claims.  Submit to FGWL for approval.

                       2. Upon  approval by FGWL,   generate   disbursement of
   funds (from a
                       FGWL bank account) and generated related accounting.

                  3. Make changes to owner and/or annuitant information as directed by
                       FGWL where no payout is required.

         I.       Agents/Commissions

                  1. Verifies license status of brokers/agents based on information
          supplied   by FGWL.

                  2. Produces detailed commission transactions for each policy financial transaction processed including premium application or reversal, cancellation, etc. for which a commission is required.

                  3. Prepares commission statements for broker/dealer firms. Provides check production extract file for any required checks. Check production  will be through a GWL&A checkwriting system.

                  4.   Creates tax reporting forms, if required.

         J.       Annuity Benefit Processing

                  1.        Notifies   owner   of   approaching  annuitization
   approximately 90 days
                       before annuitization date.

                  2. Receive information regarding annuitants going into the annuity

                       (payout) phase.

                  3. Calculate the amount of the initial annuity payment for variable
                       payout     based  on  tables     supplied    by   FGWL.
   Calculation  of fixed
                       payout based on information supplied by FGWL.

                  4.     Generate    checks or  electronic fund  transfer  for
   payment of amount
                       due   to  annuitant   in  accordance   with  applicable
   law.  Deduct
                       applicable premium taxes and withholding taxes.

                  5.   Create and maintain annuitant records.

                  6.   Generate accounting entries to record disbursements.


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



      38



                  7.    Generate    premium tax  and withholding    reporting.
   GWL&A will make
                       all payments to  the appropriate   regulatory  agencies
   for any taxes
                       withheld    and    will    effect    all    necessary
   associated  reports.
                       Generate accounting entries to record transactions.

         K        Proxy processing

                  1. Receive record date information from the underlying mutual funds.
                       Receive proxy solicitation material from underlying mutual funds.

                  2.   Prepare proxy cards, if applicable.

                  3.   Mail solicitation and resolicitations, if necessary.

                  4. Maintain all proxy registers and other required proxy material.

                  5. Tabulate returned proxy cards and transmits results to underlying mutual funds.

         L.       Period Reports to Policyowners

                  1. Prepare and mail statement of account to each policyowner. Mail on scheduled supplied by FGWL.

                  2. Insert and mail semi-annual and annual reports to policyowners, as
                       required,     both   underlying    mutual   fund    and
   Separate  Account
                       reports. Filing of reports with NASD and SEC will be done by
                       GWL&A.
                       Printing of reports will be done by GWL&A.

         M.       Regulatory Statement Reports

                  1. Prepare IRS reports for contract owners who received annuity payments or distributions. Mails to contract owners and transmits to IRS.

                  2.   Prepare other IRS reports, as required.

                  3. Respond to requests for calculations applicable to annuity payments as  may be necessary to tax calculations.


         N.       Product Development and Pricing

                  1.     Actuarial    product    pricing   support    for  new
   investment  options
                       including determination of rates, policy load structures and development of actuarial documents for filing with state insurance departments.


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



        39



                  2. Provide information to First GWL&A to enable it to set rates for inforce policies.

                  3. Calculation of historic of return for portfolios in First GWL&A
          Series   Accounts.
                  4.         Consulting  with   FASCorp   personnel  regarding
   maintenance of market
                       value adjustment and other pricing formulas on the administrative system.

                  5. Monitoring performance of portfolios with the series accounts of
                       FGWL&A. When performance is inadequate, recommending replacement funds.

                  6. Case specific pricing per the guidelines in the Statement of
         Variability for the 457 market product.

         O.       Underwriting

                  1. Responding to request for Proposals (RFP's) including coordinating
                       price   quotes,  responding to  specific  questions and
   determining
                       strategy for quoting.

                  2. Provide information to enable FGWL&A to establish prices for inforce  cases

                  3. Contract negotiations for specifically priced cases per the

         Statement of Variability.

                  4. Working with FASCorp to establish administrative procedures once cases are awarded to First GWL&A.

         034322\0004\01659\973TG8C0.OTH                               06/21/97
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


       40

         EXHIBIT F

                                 SCHEDULE OF AUTHORIZED PERSONNEL

         The following individuals are authorized by First Great-West Life & Annuity
         Insurance Company to give instructions or direction to Great-West Life & Annuity
         Insurance    Company    with    respect to    matters    arising   in
   connection  with the
         servicing to be performed under this Agreement:

         W.T. McCallum -- Chairman of the Board, President and Chief Executive Officer
         D. Low -- Executive Vice President, Financial Services
         J.D. Motz -- Executive Vice President, Employee Benefits
         R.D. Bond -- Senior Vice President, Financial Services
         J.T. Hughes -- Senior Vice President, Chief Investment Officer
         D.C. Lennox -- Senior Vice President, General Counsel and Secretary M.L. Rosenbaum -- Senior Vice President, Employee Benefits Operations D.L. Wooden -- Senior Vice President, Financial Services
         W.K. Adam -- Vice President, Counsel and Associate Secretary
         J.N. Clayton -- Vice President and Treasurer
         G.R. Derback -- Vice President and Treasurer
         M.S. Hollen -- Vice President, Investment Administration
         J.L. McCallen -- Vice President and Actuary

         J.D. Roeske -- Vice President, Individual Financial Services
         G.E. Seller -- Vice President, Major accounts, Financial Services R.K. Shaw -- Vice President, Financial Services
         D.E. Cunningham -- Assistant Vice President, Savings Products B.A. Byrne -- Assistant Counsel and Assistant Secretary
         M.J. Pavlik -- Assistant Treasurer
         R.G. Schultz -- Assistant Counsel and Assistant Secretary

         034322\0004\01659\973TG8C0.OTH
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

         EXHIBIT G

                                        INSURANCE COVERAGE

         The following   insurance   coverages  are  maintained by  Great-West
   Life & Annuity

         Insurance Company:

         Fidelity Bond Insurance
         4831996                      American Home Assurance Company
   $15,000,000
         4832000                       American Home  Assurance Company
   Add'l $15 mil
         81247717G                    Chubb Insurance Company of Canada
   $20,000,000
         81469435A                     Chubb Insurance Company  of Canada
   Add'l $20 mil


         Liability Insurance
         TGL0000967                 Reliance Insurance Company               $
   5,000,000
         CBP084869C         Lombard General
   $10,000,000
         TXL00000958                 Reliance Insurance Company
   $15,000,000
         (96)7928-42-47               Chubb Insurance Company of Canada
   $25,000,000
         XCP  373842                   CIGNA Insurance Company of Canada
   $30,000,000
         XXX-000-677-5872             Allenz Insurance Company of Canada
   $15,000,000


         All amounts are in Canadian dollars